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                                                                    EXHIBIT 99.1



SYNOPSYS REPORTS RECORD Q4 EARNINGS

SOLID EARNINGS MOMENTUM SUPPORTS STRATEGY OF BUILDING AN INTEGRATED TECHNOLOGY BUSINESS

MOUNTAIN VIEW, Calif.--Oct. 27, 1998-Synopsys Inc. today reported its fourth quarter and annual results for the period, which ended on September 30, 1998.

Synopsys closed its fiscal year with revenue of $717.9 million, an increase of 11% over the previous year.

Revenue for the fourth quarter was $194.0 million, compared with $173.7 million for the same period last year, an increase of 12%. Pro forma net income, which excludes the write-off of purchased in-process research and development and other costs and extraordinary gain discussed below, was $40.2 million or $0.58 per share, compared with pro forma net income of $26.6 million or $0.40 per share for the fourth quarter of 1997, increases of 51% and 45%, respectively.

During the fourth quarter of fiscal 1998, Synopsys completed the acquisition of Systems Science, Inc. (SSI) for approximately $47.1 million and took a charge to operations of $28.9 million, or $0.42 per share on an after-tax basis, as a write-off of purchased in-process research and development and other costs.

Additionally, Synopsys completed the spin off of Viewlogic Systems, Inc. (VSI), the printed circuit board (PCB)/systems design segment of the Viewlogic acquisition that Synopsys completed in December 1997. VSI management made a compelling case for operating as a standalone company that resulted in the management-led buy-out. The transaction was valued at $58.75 million. Synopsys recorded an extraordinary gain, net of taxes, of $26.5 million, or $0.39 per share. Synopsys recognized the potential for growth in Viewlogic Systems as an independent privately held company and retained a minority investment stake of
14.9 percent (fully diluted) in the new company.

Actual net income for the fourth quarter, including the above-mentioned write-off of in-process research and development and extraordinary gain, was $37.9 million or $0.55 per share, compared with $26.6 million or $0.40 per share in the same period last year.

Revenue for fiscal 1998 was $717.9 million, compared with $647.0 million for the same period last year, an increase of 11%. Pro forma net income for fiscal 1998, which excludes merger-related and other costs, the write-off of purchased in-process research and development and other costs and extraordinary items, was $134.1 million or $1.96 per share, compared with pro forma net income of $97.6 million or $1.49 per share during fiscal 1997, increases of 37% and 32%, respectively.



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Actual net income for fiscal 1998 was $91.7 million or $1.34 per share, versus actual net income of $82.0 million or $1.25 per share for the same period last year. All earnings per share amounts represent diluted earnings per share as defined within Statement of Financial Accounting Standards No. 128.

"Today, at the start of fiscal 1999, Synopsys is extremely well positioned to both catalyze and capitalize upon an anticipated rebound in the semiconductor and electronic systems industries," stated Dr. Aart de Geus, Chairman and CEO of Synopsys, Inc. We have built a highly integrated, technology centric business around the needs of our customers. I want to thank our employees, shareholders and partners for their support throughout fiscal 1998. I'd especially like to thank our customers for their continued support and confidence in our ability to solve their toughest design problems."

ABOUT SYNOPSYS

Synopsys, Inc. is a leading supplier of electronic design automation (EDA) solutions to the global electronics market. The company provides comprehensive design technologies to creators of advanced integrated circuits, electronic systems, and systems on a chip. Synopsys also provides consulting services and support to its customers to streamline the overall design process and accelerate time to market. News and information are available at http://www.synopsys.com.

This release, other than historical information contained herein, may consist of forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Factors which could cause results to differ from those projected herein include: the failure of the semiconductor or electronic systems industries to rebound as anticipated, or an overall slowdown in the U.S. economy; the continuation of adverse economic conditions in Japan and the Asia-Pacific region; failure of the company to successfully expand its capacity to provide consulting services; and increasing competition in the market for the company's products and services. Readers are referred to documents filed by Synopsys with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-Q and 10-K, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Note to Editors: Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.


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                                 SYNOPSYS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)


                                  Three Months Ended           Year Ended
                                     September 30,            September 30,
                                   1998        1997(1)       1998        1997(1)
                                 --------     --------     --------     --------
                                       (unaudited)              (unaudited)
Revenue:
  Product                        $115,455     $105,360     $430,979     $408,256
  Service                          78,562       68,312      286,961      238,700
                                 --------     --------     --------     --------
    Total revenue                 194,017      173,672      717,940      646,956

Cost of revenue:
  Product                          10,380        9,422       36,371       36,777
  Service                          15,279       13,919       57,396       50,108
                                 --------     --------     --------     --------
    Total cost of
    revenue                        25,659       23,341       93,767       86,885
                                 --------     --------     --------     --------
Gross margin                      168,358      150,331      624,173      560,071
                                 --------     --------     --------     --------
Operating expenses:
Research and
  development                      40,691       36,168      154,407      146,613
Sales and marketing                63,519       64,493      245,376      240,606
General and
  administrative                   11,082       13,552       47,179       47,284
Merger-related and
  other costs                          --           --       51,009       11,400
In-process research
  and development
  and other costs                  28,878           --       33,069        5,500
                                 --------     --------     --------     --------
    Total operating
    expenses                      144,170      114,213      531,040      451,403

Operating income                   24,188       36,118       93,133      108,668
Other income, net                   7,914        4,819       25,984       24,361
                                 --------     --------     --------     --------


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
Income before
  income taxes                        32,102     40,937       119,117    133,029
Income tax provision                  20,733     14,308        55,819     51,043
                                  ----------    -------    ----------    -------

Income before
  extraordinary item                  11,369     26,629        63,298     81,986

Extraordinary item,
  net of tax                          26,535         --        28,404         --

Net income                        $   37,904    $26,629    $   91,702    $81,986
                                  ==========    =======    ==========    =======
Basic earnings per share:
Income before
  extraordinary item                    0.17       0.42          0.97       1.31
Extraordinary item                      0.40         --          0.43         --
                                  ----------    -------    ----------    -------
Net income                        $     0.57    $  0.42    $     1.40    $  1.31
                                  ==========    =======    ==========    =======
Weighted average
  common shares                       66,646     63,373        65,501     62,413
                                  ==========    =======    ==========    =======
Diluted earnings per share:
Income before
  extraordinary item                    0.17       0.40          0.93       1.25
Extraordinary item                      0.39         --          0.42         --
                                  ----------    -------    ----------    -------
Net income                              0.55       0.40          1.34       1.25
                                  ==========    =======    ==========    =======
Weighted average
  common shares and
  equivalents where
  dilutive                            68,810     66,599        68,427     65,486

(1) Amounts for prior periods have been restated to reflect the acquisition of Viewlogic in a pooling of interests transaction effective December 4, 1997.



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                                 SYNOPSYS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)


                                                  September 30,     September 30,
                                                      1998              1997
                                                    ---------         ---------
ASSETS
Current assets:
  Cash and short-term
    investments                                     $ 599,769         $ 434,830
  Accounts receivable, net                            126,336           119,030
  Prepaid expenses,
    deferred taxes
    and other                                          42,451            36,580
                                                    ---------         ---------
    Total current assets                              768,556           590,440
                                                    ---------         ---------
Property and equipment,
  net                                                  99,879            92,079
Capitalized software
  development costs, net                                1,685             7,297
Long-term investments                                  38,265            61,056
Other assets                                           38,242            17,717
                                                    ---------         ---------
    Total assets                                      946,627           768,589
                                                    =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and
  accrued liabilities                               $ 117,275         $ 114,881
  Current portion of
  long-term debt                                        7,648             8,964
  Income taxes payable                                 50,313            33,282
  Deferred revenue                                     92,980            97,523
                                                    ---------         ---------
    Total current
    liabilities                                       268,216           254,650
                                                    ---------         ---------
Long-term debt                                         13,138             9,191

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
Deferred compensation                                   4,886             3,205
Stockholders' equity:
  Capital stock                                       417,608           334,724
  Retained earnings                                   242,957           151,664
  Treasury stock, at cost                             (11,184)               --
  Cumulative translation

    adjustment                                           (666)           (1,552)
  Net unrealized gain on
    investment                                         11,672            16,707
                                                    ---------         ---------
    Total stockholders'
      equity                                          660,387           501,543
                                                    ---------         ---------
    Total liabilities and
      stockholders' equity                          $ 946,627         $ 768,589
                                                    =========         =========


Contact:

          Synopsys, Inc.
          David M. Sugishita, 650/694-4257